                   AMENDED AND RESTATED BYLAWS



                               OF



                THE KOREAN INVESTMENT FUND, INC.



                          ____________



                            ARTICLE I



                             Offices



         Section 1.  Principal Office in Maryland.

         The Corporation shall have a principal office in the

City of Baltimore or at such other place as the Board of

Directors may designate in the State of Maryland.

         Section 2.  Additional Offices.

         The Corporation may have additional offices at such

places as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                           ARTICLE II

                    Meetings of Stockholders

         Section 1.  Place of Meeting.

         Meetings of stockholders shall be held at the principal

executive office of the Corporation or at other such place as




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shall be set by the Board of Directors and stated in the notice of meeting.

         Section 2.  Annual Meetings.

         Annual meetings of stockholders shall be held on a date

and at a time set from time to time by the Board of Directors not less than ninety nor more than 120 days following the end of each fiscal year of the Corporation, for the election of directors and the transaction of any other business within the powers of the

Corporation; provided, however, that the Corporation shall not be required to hold an annual meeting in any year in which the

election of directors is not required to be acted on by

stockholders under the Investment Company Act of 1940.  If the

Corporation is so required to hold a meeting to elect directors,

the meeting shall be held no later than 120 days after the event requiring the meeting, and the meeting shall be designated as the annual meeting of stockholders for that year.

         Section 3.  Special Meetings.

         (a)  General.  The chairman, president or Board of

Directors may call a special meeting of the stockholders.

Subject to subsection (b) of this Section 3, a special meeting of stockholders shall also be called by the secretary of the

Corporation upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

         (b)  Stockholder Requested Special Meetings.




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              (1)  Any stockholder of record seeking to have

stockholders request a special meeting shall, by sending written notice to the secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Board of

Directors to set a record date to determine the stockholders entitled to request a special meeting (the "Request Record

Date").  The Record Date Request Notice shall set forth the

purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their duly authorized agents), shall bear the date of signature of each such stockholder (or duly authorized agent) and shall set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required,

in each case pursuant to Regulation 14A under the Securities

Exchange Act of 1934, as amended (the "Exchange Act"), and Rule

14a-12 thereunder.  Upon receiving the Record Date Request

Notice, the Board of Directors may set a Request Record Date.

The Request Record Date shall not precede and shall not be more than twenty days after the close of business on the date on which the resolution setting the Request Record Date is adopted by the

Board of Directors.  If the Board of Directors, within twenty days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution setting the Request




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Record Date and make a public announcement of such Request Record

Date, the Request Record Date shall be the close of business on the twentieth day after the first date on which the Record Date

Request Notice is actually received by the secretary.

              (2)  In order for any stockholder to request a

special meeting, one or more written requests for a special

meeting signed by stockholders of record (or their duly

authorized agents) as of the Request Record Date entitled to cast not less than a majority (the "Special Meeting Percentage") of all of the votes entitled to be cast at such meeting (the

"Special Meeting Request") shall be delivered to the secretary.

In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at the meeting (which shall be limited to the matters set forth in the Record Date Request Notice received by the secretary of the

Corporation), shall bear the date of signature of each such

stockholder (or duly authorized agent) signing the Special

Meeting Request, shall set forth the name and address, as they appear in the Corporation's stock ledger, of each stockholder signing such request (or on whose behalf the Special Meeting

Request is signed) and the class and number of shares of stock of the Corporation which are owned of record and beneficially by each such stockholder, shall be sent to the secretary by

registered mail, return receipt requested, and shall be received by the secretary within sixty days after the Request Record Date.




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Any requesting stockholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

              (3)  The secretary shall inform the requesting

stockholders of the reasonably estimated cost of preparing and mailing the notice of the special meeting (including the

Corporation's proxy materials).  The secretary shall not be

required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the

documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

              (4)  Except as provided in the next sentence, any

special meeting shall be held at such place, date and time as may be designated by the chairman, president or Board of Directors,

whoever has called the meeting.  In the case of any special

meeting called by the secretary upon the request of stockholders

(a "Stockholder Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Board of

Directors; provided, however, that the date of any Stockholder

Requested Meeting shall be not more than ninety days after the record date for such meeting (the "Meeting Record Date"); and

provided further that if the Board of Directors fails to

designate, within ten days after the date that a valid Special

Meeting Request is received by the Secretary (the "Delivery




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Date"), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the

ninetieth day after the Meeting Record Date or, if such ninetieth day is not a Business Day (as defined below), on the first

preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a

Stockholder Requested Meeting within ten days after the Delivery

Date, then such meeting shall be held at the principal executive offices of the Corporation.  In setting a date for any special meeting, the chairman, president or Board of Directors may

consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for a meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.  In the case of any Stockholder Requested

Meeting, if the Board of Directors fails to set a Meeting Record

Date that is a date within thirty days after the Delivery Date,

then the close of business on the thirtieth day after the

Delivery Date shall be the Meeting Record Date.

              (5)  If at any time as a result of written

revocations of requests for a special meeting, stockholders of record (or their duly authorized agents) as of the Request Record

Date for the meeting entitled to cast less than the Special

Meeting Percentage shall have delivered and not revoked requests




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for the special meeting, the secretary may refrain from mailing the notice of the meeting or, if the notice of the meeting has been mailed, the secretary may revoke the notice of the meeting at any time before ten days prior to the meeting if the secretary has first sent to all other requesting stockholders written

notice of such revocation and of the intention to revoke the notice of the meeting.  Any request for a special meeting

received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

              (6)  The chairman, president or Board of Directors

may appoint one or more independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported

Special Meeting Request received by the secretary.  For the

purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been received by the secretary until the earlier of (i) five Business Days after actual receipt by the secretary of such purported request and

(ii) such date as the independent inspectors certify to the

Corporation that the valid requests received by the secretary represent at least a majority of the issued and outstanding

shares of stock that would be entitled to vote at such meeting.

Nothing contained in this paragraph (6) shall in any way be

construed to suggest or imply that the Corporation or any

stockholder shall not be entitled to contest the validity of any




                                7




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request, whether during or after such five Business Day period,

or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with

respect thereto, and the seeking of injunctive relief in such litigation).

              (7)  For purposes of these Bylaws, "Business Day"

shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are

authorized or obligated by law or executive order to close.

         Section 4.  Notice of Meetings.

         Not less than ten nor more than ninety days before each

meeting of stockholders, the secretary shall give to each

stockholder entitled to vote at such meeting and to each

stockholder not entitled to vote thereat who is entitled to

notice of the meeting written notice stating the time and place of the meeting and, in the case of a special meeting or as

otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such stockholder personally, by leaving it at such stockholder's

residence or usual place of business or by any other means

permitted by Maryland law.  If mailed, such notice shall be

deemed to be given when deposited in the United States mail

addressed to the stockholder at the stockholder's post office address as it appears on the records of the Corporation, with postage thereon prepaid.




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         Section 5.  Scope of Notice.

         Subject to Section 7 of this Article II of these Bylaws,

any business of the Corporation may be transacted at an annual meeting of the stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. Business transacted at any special meeting of stockholders shall be limited to the purposes stated

in the notice thereof.

         Section 6.  Quorum.

         At any meeting of stockholders, the presence in person

or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation (the "Charter") for the vote necessary for the adoption of any measure.  If, however,

a quorum shall not be present at any meeting of the stockholders,

the chairman of the meeting or the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting.  At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally notified.

The stockholders present either in person or by proxy at a

meeting which has been duly called and convened may continue to




                                9




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transact business until adjournment, notwithstanding the

withdrawal of enough stockholders to leave less than a quorum.

         Section 7.  Nominations and Proposals by Stockholders.

         (a)  Annual Meetings of Stockholders.

              (1)  Nominations of persons for election to the

Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of

stockholders (i) pursuant to the Corporation's notice of meeting,

(ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of

record both at the time of giving of notice provided for in this

Section 7(a) and at the time of the annual meeting, who is

entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 7(a).

              (2)  For nominations for election to the Board of

Directors or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of

paragraph (a)(1) of this Section 7, the stockholder must have given timely notice thereof in writing to the secretary of the

Corporation and such other business must otherwise be a proper matter for action by the stockholders.  To be timely, if the annual meeting date is publicly announced at least 120 days prior to the annual meeting, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the

Corporation by not later than the close of business on the




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ninetieth day prior to the annual meeting nor earlier than the close of business on the 120th day prior to such meeting;

provided, however, that in the event that the date of the annual meeting is publicly announced less than 120 days before such meeting date, notice by the stockholders to be timely must be so delivered not earlier than the close of business on the date of such public announcement and not later than the close of business on the 30th day after the date of such public announcement.  In no event shall the public announcement of a postponement or

adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.  Such a stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of such person, (B) the class and number of shares of stock of the Corporation that are beneficially owned by such person and (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for

election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the

Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a description




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of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any

material interest in such business of such stockholder (including any anticipated benefit to the stockholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made;

and (iii) as to the stockholder giving the notice and each

beneficial owner, if any, on whose behalf the nomination or

proposal is made, (x) the name and address of such stockholder,

as they appear on the Corporation's stock ledger and a current name and address, if different, and of such beneficial owner, and

(y) the class and number of shares of each class of stock of the

Corporation which are owned beneficially and of record by such stockholder and owned beneficially by such beneficial owner.

              (3)  Notwithstanding anything in this subsection

(a) of this Section 7 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the annual meeting, a stockholder's notice required by this Section

7(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the secretary at the principal executive offices of the Corporation not later than the close of business






                               12




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on the tenth day immediately following the day on which such public announcement is first made by the Corporation.

         (b)  Special Meetings of Stockholders.

         Only such business shall be conducted at a special

meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or

(iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any

stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section

7(b) and at the time of the special meeting, who is entitled to vote at the meeting, and who complied with the notice procedures set forth in this Section 7(b).  In the event the Corporation calls a special meeting of stockholders for the purpose of

electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election as a director as specified in the

Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(2) of this Section 7 shall be delivered to the secretary at the principal executive offices of the

Corporation not earlier than the close of business on the 120th




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day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public

announcement is first made of the date of the special meeting and of each nominee proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

         (c)  General.

              (1)  Only such persons who are nominated in

accordance with the procedures set forth in this Section 7 and

Article III, Section 1(c) of these Bylaws shall be eligible to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this

Section 7.  The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this

Section 7 and, if any proposed nomination or business is not in compliance with this Section 7, to declare that such defective nomination or proposal be disregarded.

              (2)  For purposes of this Section 7, "public

announcement" shall mean disclosure (i) in a press release either




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transmitted to the principal securities exchange on which shares of the Corporation's common stock are traded or reported by a recognized news service or (ii) in a document publicly filed by the Corporation with the United States Securities and Exchange

Commission pursuant to the Exchange Act.

              (3)  Notwithstanding the foregoing provisions of

this Section 7, a stockholder shall also comply with all

applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7.  Nothing in this Section 7 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation's proxy statement pursuant to Rule

14a-8 (or any successor provision) under the Exchange Act.

         Section 8.  Voting.

         A plurality of all the votes cast at a meeting of

stockholders duly called and at which a quorum is present shall be sufficient to elect a director.  Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.  A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by express provision in law (including, in particular, but not limited to,




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the Investment Company Act of 1940, as from time to time in effect, or other statutes or rules or orders of the Securities and Exchange Commission or any successor thereto) or the Charter.

Unless otherwise provided in the Charter, each outstanding share,

regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

         Section 9.  Proxies.

         A stockholder may cast the votes entitled to be cast by

the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder's duly authorized agent in any manner permitted by law.  Such proxy shall be filed with the secretary of the Corporation before or at the meeting, for as long as the polls are open.  No proxy is valid more than eleven months after its date, unless otherwise provided in the proxy.

         Section 10.  Record Date.

         In order that the Corporation may determine the

stockholders entitled to notice of or to vote at any meeting of stockholders, to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any

rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of

Directors may set, in advance, a record date which shall not be before the close of business on the day the record date is fixed




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and shall not be more than ninety days and, in the case of a meeting of stockholders, not less than ten days before the date on which the meeting or particular action requiring such

determination of stockholders is to be taken.  In lieu of setting a record date, the Board of Directors may provide that for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, the stock transfer books shall be closed for a stated period, but not to exceed, in any case,

twenty days.  If the stock transfer books are so closed, such books shall be closed for that purpose for at least ten days immediately before such meeting.  If no record date is fixed and the stock transfer books are not closed for the determination of stockholders:  (1) The record date for the determination of

stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be the close of business on the day on which notice of the meeting of stockholders is mailed or the thirtieth day before the meeting, whichever is the closer date to the

meeting; and (2) The record date for the determination of

stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the resolution of the Board of Directors, declaring the dividend or allotment of rights, is adopted, provided that the payment or allotment date shall not be more than sixty days after the date of the adoption of such resolution.  When a

determination of stockholders entitled to vote at any meeting of




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stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when the determination has been made through the closing of the

transfer books and the stated period of closing has expired, in which case a new record date shall be determined as set forth herein.

         Section 11.  Inspectors of Election.

         The Board of Directors, in advance of any meeting, may,

but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof.  If an inspector or

inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting.  Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such

meeting with strict impartiality and according to the best of his or her ability.  The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions




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arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.  On request of the chairman of the meeting or any stockholder, the inspector or inspectors, if any, shall make a report in writing of any

challenge, question or matter determined by the inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

         Section 12.  Organization.

         Every meeting of stockholders shall be conducted by an

individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the

chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting:  the vice chairman of the board,

if there be one, the president, the vice presidents in their order of rank and seniority, or, in the absence of such officers,

a chairman chosen by the stockholders by the vote of a majority




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of the votes cast by stockholders present in person or by proxy.

The secretary, or, in the secretary's absence, an assistant

secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the

chairman of the meeting shall act as secretary.  In the event that the secretary presides at a meeting of the stockholders, an assistant secretary shall record the minutes of the meeting.  The order of business and all other matters of procedure at any

meeting of stockholders shall be determined by the chairman of the meeting.  The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper

conduct of the meeting, including, without limitation, (a)

restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies or other such persons as the chairman of the meeting may determine;

(c) limiting participation at the meeting on any matter to

stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e)

maintaining order and security at the meeting; (f) removing any stockholder or other person who refuses to comply with meeting




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procedures, rules or guidelines as set forth by the chairman of the meeting; and (g) recessing or adjourning the meeting to a later date and time and place announced at the meeting.  Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

         Section 13.  Informal Action by Stockholders.

         Except to the extent prohibited by the Investment

Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a

consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the stockholders meetings.

         Section 14.  Voting of Stock by Certain Holders.

         Stock of the Corporation registered in the name of a

corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or a trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some

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other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such

corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock.  Any fiduciary may vote stock registered in his, her or its name as such fiduciary, either in person or by proxy.

         Shares of stock of the Corporation directly or

indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of

outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

         The Board of Directors may adopt by resolution a

procedure by which a stockholder may certify in writing to the

Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder.  The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of

certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must

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be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable.  On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

                           ARTICLE III

                       Board of Directors

         Section 1.  General.

         (a)  Number.

         The number of directors constituting the entire Board of

Directors may be increased or decreased from time to time by the vote of a majority of the entire the Board of Directors within the limits permitted by law and the Charter, but the tenure of office of a director in office at the time of any decrease in the number of directors shall not be affected as a result thereof.

         (b)  Tenure.

         Beginning with the effective time of the conversion of

the Corporation from a closed-end investment company to an open-

end investment company, each director elected at the meeting of stockholders at which such conversion was approved shall hold office for an indefinite term and until the director's successor is duly elected and qualifies.  The directors shall thereafter be elected at the annual meeting of stockholders, except as provided in Section 2 of this Article, and each director elected shall serve until his or her successor is duly elected and qualifies.

         (c)  Qualification.

         To qualify as a nominee for a directorship, an

individual, at the time of nomination, (i) shall have substantial expertise, experience or relationships relevant to the business of the Corporation and (ii) shall be at least one of the

following:  (A) a citizen of the Republic of Korea ("Korea") or an individual for whom Korea has been a primary residence for at least five years preceding the date of nomination as a director;

(B) a present or former director of, member of the supervisory board or senior executive officer of, or senior consultant to,

(1) at least one company the securities of which, or of an

affiliate or successor of which, are listed or traded on a

securities exchange located in Korea or (2) a securities exchange located in Korea; (C) a present or former senior official of, or senior adviser to, any ministry, department, agency or

instrumentality of the Korean national government or of a

provincial or municipal government in Korea; (D) a present or former member of a national or provincial legislative body in

Korea; (E) a present or former senior official of a political party in Korea; (F) an attorney licensed to practice in Korea whose practice involves to a substantial degree the

representation of publicly traded Korean companies in commercial matters; (G) a former judge of any court in Korea with jurisdiction over commercial or corporate matters; (H) a present or former ambassador or minister of another country to Korea, or consul or economic, financial or commercial attache of another country posted to Korea; (I) a present or former director or senior executive officer of an investment advisor or subadvisor of the Corporation, or of any person controlling, or under common control with, an advisor or subadvisor of the Corporation; (J) a present officer of the Corporation; (K) an individual who has served at least five years as a director, trustee or senior

investment officer (or in a capacity  comparable to any such position) of an investment company (as defined under the

Investment Company Act of 1940, as amended), whether or not

registered thereunder, the assets of which during that period have been invested primarily in securities of (1) "Korean

companies" (as defined in the Fund's Prospectus, dated February

13, 1992, as such definition may be revised from time to time by the Fund) or (2) Korea or an agency, instrumentality or

subdivision thereof; or (L) an individual who has served at least five years as a senior executive officer with responsibility for directing or managing the Korean operations of a company with substantial operations in Korea.  The Nominating Committee of the

Board of Directors, in its sole discretion, shall determine

whether an individual satisfies the foregoing qualifications.

Any individual who does not satisfy the qualifications set forth under this subsection (c) shall not be eligible for nomination or election as a director.  Directors need not be stockholders.

         (d)  Resignation.

         Any director may resign at any time by giving written

notice of such director's resignation to the Board of Directors,

the chairman of the board, the president or the secretary.  Any resignation shall take effect immediately upon its receipt or at such later time as may be specified in the notice of resignation.

         Section 2.  Vacancies and Newly-Created Directorships.

         If for any reason any or all of the directors cease to

be directors, such circumstance shall not terminate the

Corporation or affect these Bylaws or the powers of any remaining directors hereunder (even if fewer than three directors remain).

Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the Board of Directors although such majority is less than a quorum.  Any vacancy occurring by reason of an increase in the number of

directors may be filled by a majority of the entire Board of

Directors.  A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

         Section 3.  Powers.

         The business and affairs of the Corporation shall be

managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors except as conferred on or reserved to the stockholders by law, by the Charter or these

Bylaws.

         Section 4.  Annual Meeting.

         The annual meeting of the Board of Directors shall be

held immediately following the adjournment of the annual meeting of stockholders, if any, and at the place thereof.  No notice of such meeting (other than this Bylaw) to the directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present.  In the event such annual meeting of stockholders is not so held, the annual meeting of the Board of

Directors may be held at such time and place as shall be

specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

         Section 5.  Other Meetings.

         The Board of Directors of the Corporation or any

committee thereof may hold meetings, both regular and special.

Special meetings of the Board of Directors may be called by the chairman, the president or two or more directors. The Board of

Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution.  Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each director at his or her business or residence address.  Notice by personal delivery, telephone,

electronic mail, facsimile transmission or courier shall be given at least 24 hours prior to the meeting.  Notice by United States mail shall be given at least three days prior to the meeting.

Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which he or his or her agent is a party.  Electronic mail notice shall be deemed to be given upon transmission of the

message to the electronic mail address given to the Corporation by the director.  Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answerback indicating receipt.  Notice by United

States mail shall be deemed to be given when deposited in the

United States mail properly addressed, with postage thereon

prepaid.  Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed.

Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

         Section 6.  Quorum and Voting.

         During such times when the Board of Directors shall

consist of more than one director, a quorum for the transaction of business at meetings of the Board of Directors shall consist of a majority of the entire Board of Directors, but in no event shall a quorum consist of less than two directors.  If, however,

pursuant to the Charter or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of that group.  The action of a majority of the directors present at a meeting at which a

quorum is present shall be the action of the Board of Directors,

unless the concurrence of a greater proportion is required for such action by statute.  If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time,

without notice other than announcement at the meeting, until a quorum shall be present.  The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, not withstanding the withdrawal of enough directors to leave less than a quorum.

         Section 7.  Committees.

         The Board of Directors may appoint from among its

members an executive committee and other committees of the Board of Directors, each committee to be composed of one or more

directors of the Corporation.  The Board of Directors may, to the

extent provided in the resolution, delegate to such committees,

in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except the power to authorize dividends, to issue stock, to recommend to

stockholders any action requiring stockholders' approval, to amend the Bylaws or to approve any merger or share exchange which does not require stockholders' approval and except as otherwise prohibited by law.  The Board of Directors may designate a

chairman of any committee, and such chairman or any two members of any committee (if there are at least two members of the

Committee) may set the time and place of its meeting unless the

Board shall otherwise provide.  However, a meeting of any

committee of the Board of Directors may not be called without the consent of the chairman of the committee.  Such committee or committees shall have the name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Notice of Committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.  Unless the Board of Directors designates one or more directors as

alternate members of any committee, who may replace an absent or disqualified member at any meeting of the committee, the members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member of such committee.

At meetings of any such committee, a majority of the members or alternate members of such committee shall constitute a quorum for the transaction of business and the act of a majority of the members or alternate members present at any meeting at which a quorum is present shall be the act of the committee.  Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

         Section 8.  Minutes of Meetings.

         The Board of Directors and any committee thereof shall

keep regular minutes of its proceedings.

         Section 9.  Informal Action by Board of Directors and

Committees.

         Any action required or permitted to be taken at any

meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is

signed by each member of the Board of Directors or of such

committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee, provided, however, that such written consent shall not constitute approval of any matter which pursuant to the

Investment Company Act of 1940 and the rules thereunder requires the approval of directors by vote cast in person at a meeting.

         Section 10.  Meetings by Conference Telephone.

         The members of the Board of Directors or any committee

thereof may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time and such

participation shall constitute presence in person at such

meeting, provided, however, that such participation shall not constitute presence in person to the extent deemed not to

constitute presence in person for purposes of those provisions of the Investment Company Act of 1940 and the rules thereunder

requiring the approval of directors by vote cast in person at a meeting.

         Section 11.  Fees and Expenses.

         The directors may be paid their expenses of attendance

at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, a stated salary as director or such other compensation as the Board of Directors may approve.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

         Section 12.  Loss of Deposits.

         No director shall be liable for any loss which may occur

by reason of the failure of any bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

         Section 13.  Surety Bonds.

         Unless required by law, no director shall be obligated

to give any bond or surety or other security for the performance of any of his or her duties.

         Section 14.  Reliance.

         Each director, officer, employee and agent of the

Corporation shall, in the performance of his or her duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation,

upon an opinion of counsel or upon reports made to the

Corporation by any of its officers or employees or by the

adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the

Corporation, regardless of whether such counsel or expert may also be a director.

         Section 15.  Certain Rights of Directors, Officers,

Employees and Agents.

         The directors shall have no responsibility to devote

their full time to the affairs of the Corporation.  Any director or officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business

interests and engage in business activities similar to or in addition to or in competition with those of or relating to the

Corporation.

                           ARTICLE IV

                        Waiver of Notice

         Whenever any notice is required to be given pursuant to

applicable law, the Charter or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice,

whether before or after the time stated therein, shall be deemed the equivalent of notice and such waiver shall be filed with the records of the meeting.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by law.  Attendance of a person at any meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                            ARTICLE V

                            Officers

         Section 1.  General.

         The officers of the Corporation shall be elected by the

Board of Directors at its first meeting after each annual meeting of stockholders and shall be a chairman of the Board of

Directors, a president, a secretary and a treasurer.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient.

The Board of Directors may also elect such vice presidents and additional officers or assistant officers with such powers and duties as it may deem necessary or advisable.  In addition, the chairman of the board may appoint one or more vice presidents,

assistant secretaries and assistant treasurers.  Any number of offices, except the offices of president and vice president, may be held concurrently by the same person.  No officer shall

execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law to be executed,

acknowledged or verified by two or more officers.

         Section 2.  Other Officers and Agents.

         The Board of Directors may elect such other officers and

agents as it desires who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         Section 3.  Tenure, Removal, Resignation and Vacancies

of Officers.

         The officers of the Corporation shall hold office at the

pleasure of the Board of Directors.  Election of an officer or agent does not in itself create contract rights between the

Corporation and such officer or agent.  Each elected officer shall hold his or her office until such officer's successor is elected and qualifies or until such officer's earlier resignation or removal, in the manner hereinafter provided, or death. Any officer may resign at any time upon written notice to the Board of Directors, the chairman of the board, the president or the secretary.  Any resignation shall take effect immediately upon its receipt or at such later time as may be specified in the notice of resignation.  Such resignation shall be without

prejudice to the rights, if any, of the Corporation.  Any officer elected by the Board of Directors or appointed by the chairman of the Board of Directors may be removed at any time by the Board of

Directors when, in its judgment, the best interests of the

Corporation will be served thereby.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or

otherwise may be filled by the Board of Directors.

         Section 4.  Chairman of the Board of Directors.

         The chairman of the Board of Directors shall preside at

all meetings of the stockholders and of the Board of Directors.

He shall be the chief executive officer, shall have general and active management of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform other such duties as may be assigned to him or her by the Board of Directors.  In the absence or disability of the president, the chairman shall perform the duties and exercise the powers of the president.  He shall be ex officio a member of all committees designated by the Board of

Directors except as otherwise determined by the Board of

Directors. He may execute bonds, mortgages, contracts and other instruments, except where required by law or by these Bylaws to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of

Directors to some other officer or agent of the Corporation.

         Section 5.  President.

         The president shall, in the absence of the chairman or

vice chairman, preside at all meetings of the stockholders or of the Board of Directors.  In the absence or disability of the chairman, the president shall perform the duties and exercise the powers of the chairman.  He may execute bonds, mortgages,

contracts and other instruments, except where required by law or by these Bylaws to be otherwise signed and executed and except where the signing and execution thereof shall be expressly

delegated by the Board of Directors to some other officer or agent of the Corporation.  Additionally, the president shall perform all duties incident to the office of president and such other duties as shall be assigned to him or her by the Board of

Directors.

         Section 6.  Vice Presidents.

         The vice presidents shall act under the direction of the

chairman and the president and in the absence or disability of the chairman and the president shall perform the duties and

exercise the powers of both such offices.  They shall perform such other duties and have such other powers as the chairman, the president or the Board of Directors may from time to time assign.

The Board of Directors may designate one or more executive vice presidents or may otherwise specify the order of seniority of the vice presidents and, in that event, the duties and powers of the chairman and the president shall descend to the vice presidents in the specified order of seniority.

         Section 7.  Secretary.

         The secretary shall act under the direction of the

chairman and the president.  Subject to the direction of the chairman or the president and except as provided in Section 8 of this Article V, he shall (a) attend all meetings of the Board of

Directors and all meetings of stockholders and record the

proceedings in one or more books to be kept for that purpose; (b)

see that all notices are duly given in accordance with the

provisions of these Bylaws or as required by law; (c) be

custodian of the corporate records and of the seal of the

Corporation; and (d) in general perform such other duties as from time to time may be assigned to him or her by the chairman of the

Board of Directors, the president or the Board of Directors.

         Section 8.  Assistant Secretaries.

         The assistant secretaries in the order of their

seniority, unless otherwise determined by the chairman, the

president or the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary.  If an assistant secretary is

unavailable to perform the duties and exercise the powers of the secretary at a meeting of the Board of Directors, the chairman of the Board of Directors or the president may appoint another

person to keep the minutes of the meeting.  The assistant

secretaries shall perform such other duties and have such other powers as the chairman, the president or the Board of Directors may from time to time assign.

         Section 9.  Treasurer.

         The treasurer shall act under the direction of the

chairman and the president.  Subject to the direction of the chairman or the president he shall have the custody of the

corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the

Corporation and shall deposit all moneys and other valuable

effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the Corporation as may be ordered by the chairman, the president or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the chairman, the president and the Board of Directors, at its

regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

         Section 10.  Assistant Treasurers.

         The assistant treasurers in the order of their

seniority, unless otherwise determined by the chairman, the president or the Board of Directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer.  They shall perform such other duties and have such other powers as the chairman, the president or the

Board of Directors may from time to time assign.

         Section 11.  Salaries.

         The salaries and other compensation of the officers, if

any, shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a

director.

                           ARTICLE VI

                      Certificates of Stock

         Section 1.  General.

         Every holder of stock of the Corporation who has made

full payment of the consideration for such stock shall be

entitled upon request to have a certificate, signed by the

chairman of the Board of Directors, the president, or a vice president and countersigned by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the

Corporation, certifying the number and class of whole shares of stock owned by such stockholder in the Corporation.  Certificates shall be consecutively numbered; and if the Corporation shall,

from time to time, issue several classes of stock, each class may have its own separately numbered certificates. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Corporation, shall have a statement of such restriction,

limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate.  If the Corporation has authority to issue stock of more than one class, the

certificate shall contain on the face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of stock and, if the

Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the

relative rights and preferences of subsequent series.  In lieu of such statement or summary, the certificate may state that the

Corporation will furnish a full statement of such information to any stockholder upon request and without charge.  If any class of stock is restricted by the Corporation as to transferability, the certificate shall contain a full statement of the restriction or state that the Corporation will furnish information about the restrictions to the stockholder on request and without charge.

         Section 2.  Fractional Share Interests.

         The Corporation may issue fractions of a share of stock

to the same extent as its whole shares.  Fractional shares of stock shall have proportionately to the respective fractions represented thereby all the rights of whole shares, including without limitation the right to vote, the right to receive

dividends and distributions, and the right to participate upon liquidation of the Corporation, excluding, however, the right to receive a stock certificate representing such fractional shares.

Notwithstanding any other provision of the Charter or these

Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation.  Any security issued in a unit shall have the same characteristics as any identical

securities issued by the Corporation, except that the Board of

Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

         Section 3.  Signatures on Certificates.

         Any of or all the signatures on a certificate may be a

facsimile.  In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, it may be issued with the same effect as if he were such officer at the date of issue.  The seal of the Corporation or a facsimile thereof may,

but need not, be affixed to certificates of stock.

         Section 4.  Lost, Stolen or Destroyed Certificates.

         Any officer designated by the Board of Directors may

direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the

Corporation alleged to have been lost, stolen or destroyed, upon the making of any affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed.

When authorizing such issue of a new certificate or certificates,

an officer designated by the Board of Directors may, in his or her discretion and as a condition precedent to the issuance

thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner's legal representative,

to advertise the same in such manner as he shall require and/or to give the Corporation a bond with sufficient security, to the

Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of the new security.

         Section 5.  Transfer of Shares.

         Upon surrender to the Corporation or a transfer agent of

the Corporation of a certificate for shares of stock duly

endorsed or accompanied by proper evidence of succession,

assignment or authority to transfer, the Corporation shall record the transaction upon its books, issue a new certificate to the person entitled thereto upon request for such certificate, and cancel the old certificate, if any.  Notwithstanding the

foregoing, transfers of shares of any class of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.

         Section 6.  Registered Owners.

         The Corporation shall be entitled to treat the holder of

record of any share of stock as the holder in fact thereof and,

accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have the express or other notice thereof, except as otherwise provided by the laws of the

State of Maryland.  The Corporation shall maintain at its

principal office or at the office of its transfer agent, an

original or duplicate stock ledger containing the name and

address of each stockholder and the number of shares of each class held by such stockholder.

                           ARTICLE VII

                          Miscellaneous

         Section 1.  Reserves.

         There may be set aside out of any assets of the

Corporation available for dividends or other distributions such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for such other purpose as the Board of

Directors shall determine to be in the best interest of the

Corporation, and the Board of Directors may modify or abolish any such reserve.

         Section 2.  Dividends and Other Distributions.

         Dividends and other distributions upon the stock by the

Corporation may, subject to the provisions of the Charter and of the provisions of applicable law, be authorized by the Board of

Directors at any time.  Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of the Charter and of applicable law.

         Section 3.  Capital Gains Distributions.

         The amount and number of capital gains distributions

paid to the stockholders during each fiscal year shall be

determined by the Board of Directors.  Each such payment shall be accompanied by a statement as to the source of such payment, to the extent required by law.

         Section 4.  Checks and Drafts.

         All checks, drafts or demands for the payment of money,

notes or other evidence of indebtedness issued in the name of the

Corporation shall be signed by such officer or officers or such other agent or agents as the Board of Directors may from time to time designate.

         Section 5.  Fiscal Year.

         The fiscal year of the Corporation shall be fixed by

resolution of the Board of Directors.

         Section 6.  Seal.

         The corporate seal shall have inscribed thereon the name

of the Corporation, the year of its organization and the words

"Corporate Seal, Maryland."  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in another manner reproduced.  Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the

Corporation.

         Section 7.  Insurance Against Certain Liabilities.

         The Corporation shall not bear the cost of insurance

that protects or purports to protect directors and officers of the Corporation against any liabilities to the Corporation or its security holders to which any such director or officer would otherwise be subject by reason of willful misfeasance, bad faith,

gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

         Section 8.  Contracts.

         The Board of Directors may authorize any officer or

agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when authorized or

ratified by action of the Board of Directors and executed by an authorized person.




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


         Section 9.  Deposits.

         All funds and assets of the Corporation not otherwise

employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other

depositories as the Board of Directors may designate.

                          ARTICLE VIII

             Indemnification and Advance of Expenses

         Section 1.  Indemnification of Directors and Officers

and Other Persons.

         The Corporation shall indemnify its directors to the

fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law.  The Corporation shall indemnify its current and former officers to the same extent as its directors and to such further extent as is consistent with law.  The Corporation shall indemnify its current and former directors and officers and those persons who, at the request of the Corporation, serve or have served as a director, officer,

partner, trustee, employee, agent or fiduciary of another

corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against all expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by them in connection with being such a director, officer or other person serving as described above.  The indemnification and other rights provided by this Article shall continue as to a person who has




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


ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

This Article shall not protect any such person against any

liability to the Corporation or to its security holders to which such person would otherwise be subject by reason of willful

misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office

("disabling conduct").

         Section 2.  Advances.

         Any current or former director or officer of the

Corporation shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by such current or former director or officer in connection with the matter as to which he or she may be entitled to indemnification in the manner and, subject to the conditions described below, to the fullest extent permissible under the Maryland General Corporation Law.

The person seeking indemnification shall provide to the

Corporation a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification by the

Corporation has been met and a written undertaking by the person seeking indemnification or on behalf of such person to repay any such advance if it should ultimately be determined that the

standard of conduct has not been met.  In addition, at least one of the following additional conditions shall be met:  (a) the person seeking indemnification shall provide a security in form




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


and amount acceptable to the Corporation for his undertaking; (b)

the Corporation is insured against losses arising by reason of the advance; or (c) a majority of a quorum of directors of the

Corporation who are neither "interested persons" as defined in

Section 2(a)(19) of the Investment Company Act of 1940, as

amended, nor parties to the proceeding ("disinterested nonparty directors"), or independent legal counsel, in a written opinion,

shall have determined, based on a review of facts readily

available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person

seeking indemnification will ultimately be found to be entitled to indemnification.

         Section 3.  Procedure.

         At the request of any person claiming indemnification

under this Article, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland

General Corporation Law, whether the standards required by this

Article have been met.  Indemnification shall be made only

following:  (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (b) in the absence of such a decision, a reasonable

determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by (i) the vote of a majority of a quorum of disinterested




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


nonparty directors or (ii) an independent legal counsel in a written opinion.

         Section 4.  Indemnification of Employees and Agents.

         Employees and agents who are not officers or directors

of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract, subject to any limitations imposed by the Investment Company Act of 1940.

         Section 5.  Other Rights.

         The Board of Directors may make further provision

consistent with law for indemnification and advance of expenses to directors, officers, employees and agents by resolution,

agreement or otherwise.  The indemnification provided by this

Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or disinterested

directors or otherwise.  The rights provided to any person by this Article shall be enforceable against the Corporation by such person, who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer, employee, or agent as provided above.

         Section 6.  Amendments.

         References in this Article are to the Maryland General

Corporation Law and to the Investment Company Act of 1940 as from




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time to time amended.  No amendment of these Bylaws shall affect any right of any person under this Article based on any event,

omission or proceeding prior to the amendment.

                           ARTICLE IX

                           Amendments

         The Board of Directors shall have the exclusive power to

make, alter and repeal these Bylaws.








































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